Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-23307) pertaining to the 1994, 1995 and 1996 Stock Option Plans and the Registration Statement (Form S-8 No. 333-30523) pertaining to the 1997 Long-Term Stock Incentive Plan of Alarmguard Holdings, Inc. of our report dated June 22, 1998, with respect to the financial statements and schedules of the Security Systems Holdings, Inc. 401(K) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                             /s/ Ernst & Young LLP


Stamford, Connecticut
June 30, 1998